Exhibit 10.51

MEMORANDUM OF UNDERSTANDINGS
FOR STATEGIC COOPPERATION
BETWEEN BANK OF CHINA FUJIAN BRANCH
AND CHINA HYDROELECTRIC CORPORATION
This Memorandum of Understandings (the “MOU” ) is entered into between:
Party A:	Bank of China Fujian Branch
Party B:	China Hydroelectric Corporation, a company incorporated Cayman Islands for the purpose of the investing in hydroelectric projects in China
(Party A and Party B are hereinafter referred to individually as a “Party” and collectively as the “Parties” )
Whereas:

(1) China Hydroelectric Corporation currently legally owns 10 Wholly Owned Subsidiaries ( “WOFE” ) or Sino-Foreign Joint Ventures ( “JV” ) in China with a total approved investment amount in excess of US$500 million. China Hydroelectric Corporation through its subsidiaries currently own and operate 10 hydroelectric power plants in Fujian Province, Zhejiang Province, Yunnan Province and Sichuan Province.
(2) China Hydroelectric Corporation intends to set up an Investment Holding Company, China Hydroelectric Investment Company Limited ( “Investco” ) in Fujian Province to finance the acquisition of small to medium sized hydroelectric projects in Fujian and other provinces. Total proposed registered capital of the Investco is $30 million until $100 million.
Parties A and Parties B hereby agrees that:
(1) Party A will provide a credit line of up to $200 million or two times the registered capital of the proposed Investco set up by Party B to finance Investco’ s acquisition of small to medium-sized hydroelectric projects in Fujian Province and other parts of China, and carry on correlated liability or payout correlated construction expenses.
(2) Any project, which is merged and acquired by Investco with the fund of Party A, deeds to be investigated by Party A dutifully, and Party A should loan Investco 50% of the total equity M&A costs according to the examination and approval procedure for correlative loans after the mortgage evaluation on Party A and other terms of loan are fully satisfied, so as to fulfill the M&A in the form of medium of long term credit loan. At the same time, Party A would provide medium of long term credit loan amounts to no more than 80% of the total real investment in the project for the project merged and acquired by Investco within the range of gross credit granted amount. The M&A loan and the total number of the medium of long term credit loan provided by Party A to Investco should not exceed 70% of the total price for acquisition of the project.

(3) The acquisition loans provided by Party A should have a term of no exceed of 5 years and project loan provided by Party A should a term of no exceed of 15 years with an interest rate less than the related People’ s Bank of China’ s bench mark rate.
(4) The proceeds of the loans should be used solely for the acquisition of small to medium sized hydroelectric projects and related acquisition expenses or construction expenses.
(5) Party A shall require Investco to provide annual audited financial statements and other relevant documents to demonstrate its good standing.
(6) This Memorandum of Understandings shall be in place for two years from the time of the execution.

(7) Confidentiality: Upon the execution of this MOU, and provided that Party A has been moving forward in good faith toward completing its due diligence investigation and documentation of the Transaction, Party B shall not furnish, or authorize any agent or representative to furnish to any third party, any information concerning this MOU., the Transaction, or any non-public information regarding Party A, except that Party B can furnish such information to its employees, agents and representatives who are assisting it in evaluating the Transaction. Party B shall be liable for a breach of this obligation by its officers, directors, employees, agents or representatives.
(8) Fees and Expenses: The Parties shall bear their own expenses in connection with any legal, accounting, advisory, out-of-pocket, or other fees/expenses incurred with respect to the Transaction.
(9) Governing Law: This MOU and the Definitive Agreements shall be governed by and construed in accordance with the laws of the PRC.

(10) Language: This MOU is written in both the Chinese Language and the English Language. In the event of any discrepancies between the Chinese and English texts, the Chinese text shall prevail.
IN WITNESS WHEREOF, the Parties hereto have caused this MOU to be duly executed by their respective authorized representative as of the date of July ( ), 2009.